EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for First Quarter Fiscal 2023

MINNEAPOLIS, Jan. 12, 2023 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the first quarter of fiscal 2023.

First quarter fiscal 2023 financial and operating highlights include (with growth rates on a fiscal quarter year-over-year basis):

  Consolidated net sales increased 9.7% to a first quarter record of $19,953,000
  ZERUST® net sales increased 6.6% to $15,370,000
  ZERUST® Oil & Gas net sales increased 66.9% to $1,622,000
  NTIC China net sales decreased 7.7% to $3,747,000
  Natur-Tec® product net sales increased 21.6% to $4,583,000
  Joint venture operating income decreased 10.0% to $2,371,000
  Net income attributable to NTIC decreased to $502,000, or $0.05 per diluted share, compared to $4,494,000, or $0.46 per diluted share; non-GAAP adjusted net income, excluding the gain on the acquisition of the remaining ownership interest ZERUST® India and other adjustments as set forth in the reconciliation below, was $608,000, or $0.06 per diluted share, compared to $781,000, or $0.08 per diluted share
  Consolidated balance sheet as of November 30, 2022 was strong, with net cash and cash equivalents of $6,072,000

“Demand continues to be stable from new and existing customers in North America for our ZERUST® Industrial products and services, while strengthening for our Natur-Tec and ZERUST® Oil & Gas products both in the U.S. and abroad. As the world continues to reopen from COVID-19, we are building new customer relationships and enjoying strong global demand for our leading compostable plastic solutions. Additionally, the expanding adoption of our solutions within the oil and gas industry is supporting larger opportunities for our ZERUST® Oil & Gas products and technologies. Despite a more challenging operating environment across several of our ZERUST® Industrial joint ventures, we expect to achieve record Natur-Tec and Zerust Oil & Gas sales in fiscal 2023,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

“We continue to focus on controlling operating expenses, enhancing gross margins and, thereby, improving overall profitability. Consequently, we expect our annualized profitability to improve for fiscal 2023 compared to fiscal 2022,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 9.7% to $19,953,000 during the three months ended November 30, 2022, compared to $18,193,000 for the three months ended November 30, 2021. The year-over-year increase in consolidated net sales was primarily due to sales growth within the Company’s ZERUST® Industrial, ZERUST® Oil & Gas, and Natur-Tec product categories, as a result of higher global demand, as well as targeted price increases on certain products.

The following tables set forth NTIC’s net sales by product category for the three months ended November 30, 2022 and November 30, 2021, by segment:

	Three Months Ended
	November 30, 2022	% of Net Sales	November 30, 2021	% of Net Sales	% Change
ZERUST®industrial net sales	$13,114,638	65.7%	$12,611,530	69.3%	4.0%
ZERUST®joint venture net sales	633,466	3.2%	840,439	4.6%	-24.6%
ZERUST®Oil & Gas net sales	1,621,897	8.1%	971,816	5.3%	66.9%
Total ZERUST®net sales	$15,370,001	77.0%	$14,423,785	79.3%	6.6%
Total Natur-Tec®net sales	4,582,765	23.0%	3,769,628	20.7%	21.6%
Total net sales	$19,952,766	100.0%	$18,193,413	100.0%	9.7%

NTIC’s joint venture operating income decreased 10.0% to $2,371,000 during the three months ended November 30, 2022, compared to joint venture operating income of $2,634,000 during the three months ended November 30, 2021. This decrease was attributable to a corresponding reduction in total net sales of the joint ventures as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which decreased 8.5% to $24,730,000 during the three months ended November 30, 2022, compared to $27,023,000 for the three months ended November 30, 2021.

Operating expenses, as a percent of net sales, for the first quarter of fiscal 2023 were 39.6%, compared to 38.9% for the same period last fiscal year. This slight decline in operating leverage was due to increased personnel expenses and expenses incurred during the current fiscal year period in connection with the startup of a new indirect, majority owned subsidiary, formed to assume control in Taiwan after our long-standing joint venture partner there passed away unexpectedly during the height of the pandemic last year.   On a dollar basis, first quarter fiscal 2023 operating expenses were $7,895,000, compared to $7,070,000 for the same period last fiscal year.

The Company reported net income attributable to NTIC for the first quarter of fiscal 2023 of $502,000, or $0.05 per diluted share, compared to net income of $4,494,000, or $0.46 per diluted share for the same period last fiscal year. NTIC’s non-GAAP adjusted net income, excluding a gain of $3,952,000 relating to the acquisition of the remaining ownership interest of ZERUST® India and other adjustments as set forth in the GAAP reconciliation at the end of this release, was $608,000, or $0.06 per diluted share, for the first quarter of fiscal 2023 compared to $781,000, or $0.08 per diluted share, for the same quarter last fiscal year.

NTIC’s consolidated balance sheet remains strong, with working capital of $25,409,000 as of November 30, 2022, including $6,066,000 in cash and cash equivalents, $6,000 in available for sale securities, and outstanding revolving line of credit balance of $5,450,000, compared to $23,169,000 of working capital as of August 31, 2022, including $5,334,000 in cash and cash equivalents and $6,000 in available for sale securities, and an outstanding revolving line of credit balance of $5,900,000.

As of November 30, 2022, the Company had $20,332,000 of investments in joint ventures, of which $9,740,000, or 47.9%, is cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the first quarter of fiscal 2023 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register.vevent.com/register/BI33126f31ee8043bab7975d58c6a13bff

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/27wsadqy. A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for almost 50 years and more recently has also expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s belief that positive market momentum will continue to be favorable in fiscal 2023 resulting in NTIC’s expectation to achieve record Natur-Tec and ZERUST® Oil & Gas sales and that annual profitability will improve in fiscal 2023 as NTIC continues to focus on rebuilding its margins, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the effect of economic uncertainty and trade disputes; the effects of the COVID-19 pandemic on NTIC’s business and operating results; the effect of inflation, an economic slowdown and possible recession and political unrest, including the current conflict between Russia and Ukraine; the effects of supply chain and shipping issues on NTIC’s business and operating results; NTIC’s dependence on its joint ventures, including in particular in Germany, its relationships with its joint venture partners and the success of its joint ventures, including fees and dividend distributions that NTIC receives from them; risks associated with NTIC’s international operations, including its NTIC China operations, its acquisition of the remaining 50% ownership interest in ZERUST® India, NTIC’s exposure to fluctuations in foreign currency exchange rates and tariffs; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the Company’s filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the fiscal year ended August 31, 2022 and subsequent quarterly report on Form 10-Q to be filed shortly with the SEC. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. The reasons for the use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF NOVEMBER 30, 2022 (UNAUDITED) AND
AUGUST 31, 2022 (AUDITED)

	November 30, 2022	August 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,066,321	$5,333,890
Available for sale securities	5,590	5,590
Receivables:
Trade, excluding joint ventures, less allowance for doubtful accounts
of $439,000 as of November 30, 2022 and August 31, 2022	14,398,185	14,136,930
Trade, joint ventures	593,601	697,861
Fees for services provided to joint ventures	1,123,478	1,765,117
Income taxes	226,731	—
Inventories	15,236,496	16,341,729
Prepaid expenses	2,241,664	1,953,764
Total current assets	39,892,066	40,234,881

PROPERTY AND EQUIPMENT, NET	12,145,152	12,170,493
OTHER ASSETS:
Investments in joint ventures	20,331,746	21,814,754
Intangible asset, net	6,530,512	6,633,878
Goodwill	4,782,376	4,782,376
Operating lease right of use asset	440,921	557,571
Total other assets	32,085,555	33,788,579
Total assets	$84,122,773	$86,193,953

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,032,918	$7,796,494
Line of credit	5,450,000	5,900,000
Income taxes payable	12,210	30,742
Accrued liabilities:
Payroll and related benefits	1,601,033	2,297,543
Other	1,069,489	667,292
Current portion of operating lease	317,496	373,330
Total current liabilities	14,483,146	17,065,401
LONG-TERM LIABILITIES:
Deferred income tax, net	1,643,007	1,700,015
Operating lease, less current portion	123,425	184,241
Total long-term liabilities	1,766,432	1,884,256
COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of November 30, 2022 and August 31, 2022; issued and outstanding 9,366,358 and 9,232,483, respectively	187,327	184,650
Additional paid-in capital	20,721,235	19,939,131
Retained earnings	50,563,210	50,716,613
Accumulated other comprehensive loss	(7,305,836)	(7,245,132)
Stockholders’ equity	64,165,936	63,595,262
Non-controlling interests	3,707,259	3,649,034
Total equity	67,873,195	67,244,296
Total liabilities and equity	$84,122,773	$86,193,953

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2022 AND 2021

	Three Months Ended
	November 30, 2022	November 30, 2021
NET SALES:
Net sales	$19,952,766	$18,193,413
Cost of goods sold	13,599,642	12,490,483
Gross profit	6,353,124	5,702,930

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,189,404	1,374,749
Fees for services provided to joint ventures	1,181,805	1,258,858
Total joint venture operations	2,371,209	2,633,607

OPERATING EXPENSES:
Selling expenses	3,507,434	3,237,758
General and administrative expenses	3,130,599	2,596,347
Research and development expenses	1,256,724	1,235,821
Total operating expenses	7,894,757	7,069,926

OPERATING INCOME	829,576	1,266,611

REMEASUREMENT GAIN ON ACQUISITION OF EQUITY METHOD INVESTEE	—	3,951,550
INTEREST INCOME	6,168	10,943
INTEREST EXPENSE	(91,331)	(2,891)
INCOME BEFORE INCOME TAX EXPENSE	744,413	5,226,213

INCOME TAX EXPENSE	110,733	504,380
NET INCOME	633,680	4,721,833

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	131,438	228,074
NET INCOME ATTRIBUTABLE TO NTIC	$502,242	$4,493,759

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.05	$0.49
Diluted	$0.05	$0.46

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	9,317,680	9,199,976
Diluted	9,718,931	9,779,770

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.07	$0.07

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are information supplemental and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per diluted common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted common share, in each case, as adjusted to exclude the net one-time gain related to the acquisition of the remaining 50% ownership interest of ZERUST® India and certain other adjustments as described below.

	Three Months Ended November 30,
	2022	2021

Net income attributable to NTIC, as reported	$502,242	$4,493,759
Adjustments for adjusted net income:
Expenses related to ZERUST®India transaction	—	50,000
Gain on purchase of ZERUST®India	—	(4,612,638)
Cumulative foreign currency adjustment	—	661,088
Amortization expense	105,783	68,000
Tax impact of adjusted items	—	121,000
Non-GAAP adjusted net income	$608,025	$781,209

Weighted average shares outstanding (diluted)	9,755,239	9,779,770
Diluted net income per share, as reported	$0.05	$0.46
Adjustments for adjusted net income, net of tax impact, per diluted share[1]	0.01	(0.38)
Non-GAAP diluted adjusted net income per share	$0.06	$0.08

[1]Includes adjustments related to the items noted above, net of tax

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600